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EXHIBIT 23.1

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CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Registration Statement of our report dated April 12, 2002, relating to the consolidated financial statements of USURF America, Inc. and Subsidiaries, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ POSTLETHWAITE & NETTERVILLE, CPAs

Postlethwaite & Netterville, CPAs

Baton Rouge, LA

May 24, 2002